Exhibit 99.1

Contact: Steve West, Vice President of Investor Relations
     (Steve.West@panerabread.com)

Panera Bread Company Reports Q2 2016 Results; Company-owned Comparable Net Bakery-Cafe Sales Increased 4.2%; Raises Mid-Point of FY 2016 Non-GAAP EPS Target

St. Louis, MO, July 26, 2016 - Panera Bread Company (NASDAQ: PNRA) today reported financial results for fiscal Q2 2016.

HIGHLIGHTS
- Q2 2016 Company-owned comparable net bakery-cafe sales up 4.2%, up 6.6% on a two-year basis
- Q3 2016 (first 27 days) Company-owned comparable net bakery-cafe sales up 3.1%, up 7.8% on a two-year basis
- Q2 2016 GAAP Diluted EPS of $1.46, down 9%
- Q2 2016 Non-GAAP Diluted EPS (excluding refranchising charges) of $1.78, up 11%
- Company raises mid-point of FY 2016 Non-GAAP EPS target; full year Non-GAAP Diluted EPS target range is now $6.60 to $6.70, up 6% to 8%
- Company agrees to sell and refranchise Company-owned bakery-cafes in Canada

Ron Shaich, Chairman and CEO, commented, “Our strong Q2 results reinforce the fact that our strategy is working and our initiatives are performing. Panera is becoming a better competitive alternative with expanded runways for growth. At a time when other restaurant companies are feeling the impact of a slowing consumer environment, we are maintaining our momentum. One-year comps of 4.2% and two-year comps of 6.6% speak to the traction at Panera. As well, that momentum can be seen in the year-over-year growth in Q2 non-GAAP EPS, which excludes refranchising charges, which was up 11%. Most importantly, as our initiatives rollout, we can, with the benefit of significantly more robust and mature data, now more clearly see the potential that those initiatives represent for sustained earnings growth at Panera."

Fiscal Q2 2016 Results and Business Review

GAAP net income for fiscal Q2 2016 was $35 million, or $1.46 per diluted share, or down 9% when compared to GAAP net income for fiscal Q2 2015 of $42 million, or $1.60 per diluted share.

Excluding refranchising charges in both quarters (see table below), non-GAAP diluted EPS was $1.78 for fiscal Q2 2016 and $1.61 for fiscal Q2 2015, up 11%. A reconciliation of GAAP and non-GAAP information and the reasons why the Company uses non-GAAP financial measures is attached to this release as Schedule IV.

The Company's fiscal Q2 2016 consolidated statements of income and margin analyses are attached to this release as Schedule I. The following table sets forth, for the periods indicated, certain items included in the Company's consolidated statements of income (in thousands, except per share data and percentages), including GAAP net income and diluted EPS and non-GAAP net income and diluted EPS, which excludes charges related to the Company's refranchising initiative:

	For the 13 Weeks Ended		Percentage Change
	June 28, 2016	June 30, 2015

Total revenue	$698,900	$676,657	3%

Net income, as reported (GAAP)	$34,501	$41,929	-18%
Refranchising loss	7,872	667
Tax impact of adjustments	(282)	(248)
Net income, excluding certain items (Non-GAAP)	$42,091	$42,348	-1%

Diluted EPS, as reported (GAAP)	$1.46	$1.60	-9%
Refranchising loss	0.33	0.02
Tax impact of adjustments	(0.01)	(0.01)
Diluted EPS, excluding certain items (Non-GAAP)	$1.78	$1.61	11%

Shares used in diluted EPS	23,702	26,275	-10%

Comparable Net Bakery-Cafe Sales Growth

In fiscal Q2 2016, Company-owned comparable net bakery-cafe sales increased 4.2%, franchise-operated comparable net bakery-cafe sales increased 0.6%, and system-wide comparable net bakery-cafe sales increased 2.3% compared to the same period in fiscal 2015. Two-year Company-owned comparable net bakery-cafe sales increased 6.6%, two-year franchise-operated comparable net bakery-cafe sales increased 1.7%, and two-year system-wide comparable net bakery-cafe sales increased 4.1%.

The Company-owned comparable net bakery-cafe sales increase of 4.2% in fiscal Q2 2016 was comprised of year-over-year transaction growth of 0.4% and average check growth of 3.8%. This represents the ninth consecutive quarter of transaction growth. A schedule of comparable net bakery-cafe sales information is attached to this release as Schedule III.

Bakery-Cafe Margin

Bakery-cafe margin for fiscal Q2 2016 increased approximately 120 basis points versus fiscal Q2 2015. The increase was primarily driven by lower food cost due to improved leverage from higher comparable net bakery-cafe sales and benign food cost inflation, partially offset by structural wage increases and costs related to the startup and transition expenses associated with the Company's strategic initiatives.

Operating Margin

GAAP operating margin for fiscal Q2 2016 decreased approximately 150 basis points versus fiscal Q2 2015. Excluding charges related to the Company's refranchising initiative in both fiscal periods, as outlined in Schedule IV, non-GAAP operating margin for fiscal Q2 2016 decreased approximately 50 basis points versus fiscal Q2 2015. The decrease was primarily the result of structural wage increases and costs related to the startup and transition expenses associated with the Company's strategic initiatives, as well as a year-over-year increase in general and administrative expenses reflecting a legal reserve and higher incentive compensation due to improved year-over-year Company performance.

New Bakery-Cafe Development and AWS

During fiscal Q2 2016, the Company opened nine new bakery-cafes and its franchisees opened eight new bakery-cafes. As a result, there were 2,007 bakery-cafes open system-wide as of June 28, 2016.

	Company-Owned	Franchise-Operated	Total System
Bakery-cafes as of March 29, 2016	916	1,081	1,997
Bakery-cafes opened	9	8	17
Bakery-cafes closed	(5)	(2)	(7)
Bakery-cafes refranchised	(15)	15	—
Bakery-cafes as of June 28, 2016	905	1,102	2,007

Average weekly sales (“AWS”) for Company-owned "Class of 2016" bakery-cafes through fiscal Q2 2016 was $52,256. AWS for franchise-operated "Class of 2016" bakery-cafes through fiscal Q2 2016 was $46,319.

A schedule of fiscal Q2 2016 AWS, including AWS information for bakery-cafes based on their designation as either a traditional or non-traditional bakery-cafe, is attached to this release as Schedule II. Non-traditional bakery-cafes refers to a range of alternate formats that the Company believes will allow it to more deeply penetrate existing and new territories.

Update on Refranchising and Canada Strategic Review

On May 3, 2016, the Company completed the previously announced sale of 15 bakery-cafes in the Portland, Oregon, market to an existing franchisee, bringing the total number of refranchised bakery cafes since the start of fiscal 2015 to 90.

Today, the Company announced it has signed a definitive agreement to sell and refranchise 12 Company-owned bakery-cafes in Canada to a Canada-based franchisee with a long track record of success with US concepts. The Company anticipates this transaction to close by the end of fiscal Q3 2016. The Company expects the sale of these bakery-cafes to be accretive to ongoing earnings. This ongoing accretion was included in the Company’s full-year fiscal 2016 non-GAAP EPS target. A charge of $7.2 million related to the pending sale of these bakery-cafes was incurred in fiscal Q2 2016.

Update on Use of Capital

On May 19, 2016, the Company's Board of Directors approved a new three-year share repurchase authorization of up to $600 million and terminated the prior repurchase authorization. During fiscal Q2 2016, under the share repurchase authorizations, the Company repurchased 351,376 shares at an average price of $213.45 per share for an aggregate purchase price of approximately $75.0 million. The Company has approximately $572.7 million available under the current $600 million repurchase authorization as of fiscal Q2 2016.

Full Year Fiscal 2016 Outlook

Comparable Net Bakery-Cafe Sales Growth

The Company announced today that Company-owned comparable net bakery-cafe sales in the first 27 days of fiscal Q3 2016 were up 3.1% and were up 7.8% on a two-year basis.

The Company today reiterated its targeted range for fiscal 2016 Company-owned comparable net bakery-cafe sales growth of 4.0% to 5.0%.

New Bakery-Cafe Development and AWS

The Company continues to expect 90 to 100 system-wide bakery-cafe openings in fiscal 2016 and is maintaining its average weekly net sales performance target for new Company-owned bakery-cafes of $45,000 to $47,000.

Non-GAAP Diluted EPS

The Company today raised the mid-point of its full-year fiscal 2016 non-GAAP diluted earnings per share target. The Company is now targeting full-year fiscal 2016 non-GAAP diluted earnings per share of $6.60 to $6.70, up 6% to 8%, when compared to full-year fiscal 2015, excluding certain items in both fiscal years.

Non-GAAP Operating Margin

For fiscal 2016, the Company continues to expect non-GAAP operating margin will be down 50 to 100 basis points when compared to fiscal 2015, excluding the impact of certain items in both fiscal years.

Statement Regarding Non-GAAP Forward-Looking Information

This news release presents a non-GAAP diluted earnings per share growth target range and non-GAAP operating margin growth target range for fiscal 2016, when compared to fiscal 2015, which are financial measures not calculated in accordance with GAAP. The Company excludes certain items from non-GAAP diluted earnings per share and operating margin, such as refranchising charges. A reconciliation of non-GAAP diluted earnings per share and non-GAAP operating margin to the most comparable GAAP financial measures on a forward-looking basis is not available without unreasonable effort due to the uncertainty and variability of the nature and amount of these future charges and costs.

Notes:

The Company will host a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Wednesday, July 27, 2016, to discuss the fiscal Q2 2016 results, preliminary comparable net bakery-cafe sales results for the first 27 days of fiscal Q3 2016, and earnings targets and business outlook for fiscal 2016. To access the call or view a copy of this release, go to http://www.panerabread.com/investor. Access to the call will be made available for 14 days, and the release will be archived for one year.

The Company includes in this release information on Company-owned, franchise-operated, and system-wide comparable net bakery-cafe sales percentages. Company-owned comparable net bakery-cafe sales percentages are based on net sales from Company-owned bakery-cafes included in base store bakery-cafes. Franchise-operated comparable net bakery-cafe sales percentages are based on net sales from franchised bakery-cafes, as reported by franchisees, that are included in base store bakery-cafes. Acquired Company-owned and franchise-operated bakery-cafes and other restaurant or bakery-cafe concepts are included in the Company's comparable net bakery-cafe sales percentages after it has acquired a 100 percent ownership interest and if such acquisition occurred prior to the first day of the Company's prior fiscal year. Comparable net bakery-cafe sales exclude closed locations.

The Company does not record franchise-operated net bakery-cafe sales as revenues. However, royalty revenues are calculated based on a percentage of franchise-operated net bakery-cafe sales, as reported by franchisees. The Company uses franchise-operated and net system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. The Company believes franchise-operated and net system-wide sales information is useful in assessing consumer acceptance of its brand; facilitates an understanding of its financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives, which its franchisees also contribute to based on a percentage of their net sales; and provides information that is relevant for comparison within the industry.

About Panera Bread Company

Thirty years ago, at a time when quick service meant low quality, Panera set out to challenge this expectation. We believed that food that was good and that you could feel good about, served in a warm and welcoming environment by people who cared, could bring out the best in all of us. To us, that is food as it should be and that is why we exist.

So we began with a simple commitment: to bake fresh bread from fresh dough in every bakery-cafe, every day. No artificial preservatives or short cuts, just bakers with simple ingredients and hot ovens. Each night, any unsold bread and baked goods were shared with neighbors in need.

These traditions carry on today, as we have continued to find ways to be an ally to our guests. That means crafting a menu of soups, salads and sandwiches that we are proud to feed our families. Like poultry and pork raised without antibiotics on our salads and sandwiches. A commitment to transparency and options that empower our guests to eat the way they want. Seasonal flavors and whole grains. And a commitment to removing artificial additives (flavors, colors, sweeteners and preservatives) from the food in our bakery-cafes. Why? Because we think that simpler is better and we believe in serving food as it should be. Because when you don’t have to compromise to eat well, all that is left is the joy of eating.

We’re also focused on improving quality and convenience. With investments in technology and operations, we now offer new ways to enjoy your Panera favorites - like mobile ordering and Rapid Pick-Up for to-go orders - all designed to make things easier for our guests. As of June 28, 2016, there were 2,007 bakery-cafes in 46 states and in Ontario, Canada operating under the Panera Bread®, Saint Louis Bread Co.® or Paradise Bakery & Cafe® names. For more information, visit panerabread.com or find us on Twitter (@panerabread), Facebook (facebook.com/panerabread) or Instagram (@panerabread).

Forward-Looking Statements

Matters discussed in this news release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, expressed or implied, regarding our anticipated growth, operating results, future earnings per share, plans, objectives, the impact of our investments in sales-building initiatives and operational capabilities on future sales and earnings, our intention to repurchase shares from time to time under the share repurchase program and our refranchising activities, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "believe," "positioned," "estimate," "project," "target," "plan," "goal," "assumption," "continue," "intend," "expect," "future," "anticipate," and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2015 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Schedule I

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(In thousands, except per share amounts)

	For the 13 Weeks Ended
	June 28, 2016	June 30, 2015
Revenues:
Bakery-cafe sales, net	$609,284	$598,124
Franchise royalties and fees	38,017	32,819
Fresh dough and other product sales to franchisees	51,599	45,714
Total revenues	$698,900	$676,657
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	$179,760	$182,924
Labor	195,443	189,489
Occupancy	42,087	43,392
Other operating expenses	89,288	88,707
Total bakery-cafe expenses	506,578	504,512
Fresh dough and other product cost of sales to franchisees	45,011	40,252
Depreciation and amortization	38,831	32,335
General and administrative expenses	38,937	28,173
Pre-opening expenses	1,440	2,306
Refranchising loss	7,872	667
Total costs and expenses	638,669	608,245
Operating profit	60,231	68,412
Interest expense	1,791	417
Other (income) expense, net	114	1,187
Income before income taxes	58,326	66,808
Income taxes	23,770	24,879
Net income	34,556	41,929
Less: Net income attributable to noncontrolling interest	55	—
Net income attributable to Panera Bread Company	$34,501	$41,929

Earnings per common share:
Basic	$1.46	$1.60
Diluted	$1.46	$1.60
Weighted average shares of common and common equivalent shares outstanding:
Basic	23,569	26,158
Diluted	23,702	26,275

Schedule I (continued)

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(In thousands, except per share amounts)

	For the 26 Weeks Ended
	June 28, 2016	June 30, 2015
Revenues:
Bakery-cafe sales, net	$1,208,068	$1,171,800
Franchise royalties and fees	75,869	65,212
Fresh dough and other product sales to franchisees	100,116	88,149
Total revenues	$1,384,053	$1,325,161
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	$356,445	$356,581
Labor	387,005	371,026
Occupancy	84,007	86,248
Other operating expenses	177,719	169,444
Total bakery-cafe expenses	1,005,176	983,299
Fresh dough and other product cost of sales to franchisees	87,229	76,518
Depreciation and amortization	75,088	66,282
General and administrative expenses	87,119	65,940
Pre-opening expenses	3,636	3,955
Refranchising loss	8,943	9,558
Total costs and expenses	1,267,191	1,205,552
Operating profit	116,862	119,609
Interest expense	3,530	903
Other (income) expense, net	(137)	1,003
Income before income taxes	113,469	117,703
Income taxes	43,915	43,914
Net income	69,554	73,789
Less: Net loss attributable to noncontrolling interest	(35)	—
Net income attributable to Panera Bread Company	$69,589	$73,789

Earnings per common share:
Basic	$2.92	$2.80
Diluted	$2.90	$2.79
Weighted average shares of common and common equivalent shares outstanding:
Basic	23,838	26,319
Diluted	23,960	26,423

Schedule I (continued)

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF INCOME
MARGIN ANALYSIS
(unaudited)

The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company's consolidated statements of income for the period indicated. Percentages may not add due to rounding:

	For the 13 Weeks Ended
	June 28, 2016	June 30, 2015
Revenues:
Bakery-cafe sales, net	87.2%	88.4%
Franchise royalties and fees	5.4	4.9
Fresh dough and other product sales to franchisees	7.4	6.8
Total revenues	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	29.5%	30.6%
Labor	32.1	31.7
Occupancy	6.9	7.3
Other operating expenses	14.7	14.8
Total bakery-cafe expenses	83.1	84.3
Fresh dough and other product cost of sales to franchisees (2)	87.2	88.1
Depreciation and amortization	5.6	4.8
General and administrative expenses	5.6	4.2
Pre-opening expenses	0.2	0.3
Refranchising loss	1.1	0.1
Total costs and expenses	91.4	89.9
Operating profit	8.6	10.1
Interest expense	0.3	0.1
Other (income) expense, net	—	0.2
Income before income taxes	8.3	9.9
Income taxes	3.4	3.7
Net income	4.9	6.2
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to Panera Bread Company	4.9%	6.2%

(1)    As a percentage of net bakery-cafe sales.

(2)    As a percentage of fresh dough and other product sales to franchisees.

Schedule I (continued)

PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF INCOME
MARGIN ANALYSIS
(unaudited)

The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company's consolidated statements of income for the period indicated. Percentages may not add due to rounding:

	For the 26 Weeks Ended
	June 28, 2016	June 30, 2015
Revenues:
Bakery-cafe sales, net	87.3%	88.4%
Franchise royalties and fees	5.5	4.9
Fresh dough and other product sales to franchisees	7.2	6.7
Total revenues	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	29.5%	30.4%
Labor	32.0	31.7
Occupancy	7.0	7.4
Other operating expenses	14.7	14.5
Total bakery-cafe expenses	83.2	83.9
Fresh dough and other product cost of sales to franchisees (2)	87.1	86.8
Depreciation and amortization	5.4	5.0
General and administrative expenses	6.3	5.0
Pre-opening expenses	0.3	0.3
Refranchising loss	0.6	0.7
Total costs and expenses	91.6	91.0
Operating profit	8.4	9.0
Interest expense	0.3	0.1
Other (income) expense, net	—	0.1
Income before income taxes	8.2	8.9
Income taxes	3.2	3.3
Net income	5.0	5.6
Less: Net loss attributable to noncontrolling interest	—	—
Net income attributable to Panera Bread Company	5.0%	5.6%

(1)    As a percentage of net bakery-cafe sales.

(2)    As a percentage of fresh dough and other product sales to franchisees.

Schedule II

PANERA BREAD COMPANY
Supplemental Sales and Bakery-Cafe Information

	Company-Owned Average Weekly Sales ("AWS")
	Q1	Q2	Q3	Q4	YTD
2016	$50,550	$51,244			$50,897
2015	$47,478	$49,054	$48,364	$51,545	$49,090
2014	$47,142	$48,313	$46,936	$50,002	$48,114
2013	$47,144	$48,700	$46,239	$48,781	$47,741
2012	$45,426	$47,113	$45,894	$48,811	$46,836

	Franchise-Operated AWS
	Q1	Q2	Q3	Q4	YTD
2016	$48,206	$48,040			$48,122
2015	$46,614	$47,680	$46,734	$49,541	$47,680
2014	$46,717	$47,290	$45,881	$48,934	$47,215
2013	$46,800	$47,750	$45,769	$47,919	$47,079
2012	$45,714	$46,289	$45,692	$48,360	$46,526

	Traditional and Non-Traditional AWS [a]
	Company-Owned		Franchise-Operated
	2016 Opens	2015 Opens	2016 Opens	2015 Opens
Traditional Bakery-Cafes	23	21	20	24
Non-Traditional Bakery-Cafes	3	8	1	2
Traditional AWS	$53,053	$47,703	$46,409	$49,970
Non-Traditional AWS	$48,153	$38,083	$44,693	$40,639
Total	$52,256	$44,967	$46,319	$49,683

[a] Represents year-to-date bakery-cafe openings and AWS for fiscal 2016 and fiscal 2015. Traditional bakery-cafes generally represent bakery-cafes opened in suburban geographies approximating our standard 4,200 square foot design. Non-traditional bakery-cafes reflect all other bakery-cafes including urban, small footprint formats, and delivery units. Because the non-traditional bakery-cafe designation covers various formats and the formats of non-traditional bakery-cafe openings may vary from period-to-period, comparing AWS for non-traditional bakery-cafes on a year-over-year basis may not be meaningful.

	Bakery-Cafe Openings (excluding acquisitions) [b]
	Company	Franchise	Total		Company	Franchise	Total
Q1 16	17	13	30	Q1 15	11	14	25
Q2 16	9	8	17	Q2 15	18	12	30
Q3 16				Q3 15	10	14	24
Q4 16				Q4 15	18	15	33
2016 YTD	26	21	47	2015 YTD	57	55	112

[b] Bakery-cafe openings presented above exclude the opening of delivery hubs.

Schedule III

PANERA BREAD COMPANY
Comparable Net Bakery-Cafe Sales Information

Set forth below is comparable net bakery-cafe sales growth information comparing fiscal Q2 2016 to comparable periods in the prior year:

	For the 4 Weeks Ended	For the 5 Weeks Ended	For the 4 Weeks Ended	For the 13 Weeks Ended	For the 26 Weeks Ended
	April 26, 2016	May 31, 2016	June 28, 2016	June 28, 2016	June 28, 2016
Company-owned	4.6%	4.6%	3.4%	4.2%	5.2%
Franchise-operated	1.2%	0.9%	(0.4)%	0.6%	1.9%
System-wide	2.8%	2.7%	1.5%	2.3%	3.5%

Schedule IV

PANERA BREAD COMPANY
Reconciliation of GAAP and Non-GAAP Information
(in thousands, except per share information)

The Company uses non-GAAP diluted earnings per share and non-GAAP operating margin as key performance measures of results of operations for purposes of evaluating performance internally.  These non-GAAP financial measures are not intended to replace the presentation of its financial results in accordance with GAAP and should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this press release. Rather, the Company believes that the presentation of results excluding certain items provides additional information to investors to facilitate the comparison of past and present operations, excluding items described below that the Company does not believe were indicative of its ongoing operations in the 13 and 26 weeks ended June 28, 2016 and June 30, 2015, respectively.

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28, 2016	June 30, 2015	June 28, 2016	June 30, 2015
Operating profit, as reported (GAAP)	$60,231	$68,412	$116,862	$119,609
Operating margin, as reported (GAAP)	8.6%	10.1%	8.4%	9.0%

Refranchising loss (1)	7,872	667	8,943	9,558
Amount reserved for a legal matter	—	—	3,248	—
Operating profit, excluding certain items (Non-GAAP)	$68,103	$69,079	$129,053	$129,167
Operating margin, excluding certain items (Non-GAAP)	9.7%	10.2%	8.4%	9.0%

Net income, as reported (GAAP)	$34,501	$41,929	$69,589	$73,789
Refranchising loss (1)	7,872	667	8,943	9,558
Amount reserved for a legal matter	—	—	3,248	—
Tax impact of adjustments (2)	(282)	(248)	(1,858)	(3,574)
Net income, excluding certain items (Non-GAAP)	$42,091	$42,348	$79,922	$79,773

Diluted earnings per share, as reported (GAAP)	$1.46	$1.60	$2.90	$2.79
Impact of refranchising loss on diluted earnings per share	0.33	0.02	0.37	0.36
Impact of amount reserved for a legal matter on diluted earnings per share	—	—	0.14
Tax impact of adjustments	(0.01)	(0.01)	(0.07)	(0.13)
Diluted earnings per share, excluding certain items (Non-GAAP)	$1.78	$1.61	$3.34	$3.02

(1)	Refranchising losses of $7.9 million recorded during the thirteen weeks ended June 28, 2016 includes $7.2 million of charges for which the Company cannot currently realize the associated tax benefit.

(2)	Represents the adjustment to the GAAP basis tax provision commensurate with the certain items excluded from net income.